UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2010

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada, Suite 200	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 10, 2010, Tucows Inc. (the “Company”) amended its existing credit facility (as amended, the “Amended Facility”) with the Bank of Montreal (the “Bank”), the terms of which are more fully described in Item 2.03 below.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Pursuant to the terms of the Company’s existing credit facility, the Company was required to make an annual cash sweep payment to the Bank based on excess cash.  The cash sweep payment for the year ended December 31, 2009, which was payable during the three months ended June 30, 2010, would have been sufficient to fully repay all amounts outstanding under the credit facility with the Bank as of June 30, 2010, which repayment would have been two years earlier than originally contemplated.  As a result, the Bank and the Company agreed to waive the cash sweep payment that was payable during the three months ended June 30, 2010.

The Company’s Amended Facility therefore continues to provide for repayment of the $2,103,483.60 outstanding balance under the existing non-revolving, reducing demand loan with the Bank (the “Existing Demand Loan”). In addition, the Bank has made available an additional $2,000,000 non-revolving, reducing demand loan to the Company (the “Additional Demand Loan”) to finance the repurchase of shares of the Company’s common stock, and the Amended Facility continues to provide for the existing $3,500,000 Treasury Risk Management Facility (the “TR Loan”, and together with the Existing Demand Loan, the “Existing Loans”).  The Existing Loans are governed by the terms of the Loan Agreement, dated as of July 25, 2007 (as amended from time to time, the “2007 Loan Agreement”) by and among the Company, Tucows.com Co., a wholly owned subsidiary of Tucows Inc. (“Borrower”), and certain subsidiaries of the Company named therein (the “Guarantors”), and the Financing Commitment, dated as of July 19, 2007, by and between Borrower and Bank (the “Term Sheet” and together with the 2007 Loan Agreement, the “2007 Loan Documents”).  The terms of the 2007 Loan Documents have been described more fully in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2007, and such description is incorporated herein by reference.

The Amended Facility also provides for a new $1,000,000 operating demand loan (the “Operating Demand Loan Facility”) to fund operational requirements pursuant to the terms of the Operating Loan Agreement with the Bank, which such terms are described in the Offer Letter, dated as of August 30, 2010, by and between the Company and the Bank (the “Offer Letter” and together with the Operating Loan Agreement, the “2010 Loan Documents”).

Under the Amended Facility, the $2,103,483.60 outstanding balance on the Existing Demand Loan is to be repaid in equal monthly installments of $159,520 plus interest.  Any advances under the Additional Demand Loan are to be paid in equal monthly installment over 60 months. On both the Existing Demand Loan and the Additional Demand Loan the Company can elect to pay interest either at the Bank of Montreal (“BMO”) U.S. Base Rate plus 1.30% (amended from plus 1.50%) or at LIBOR plus 3.25%.  All interest is payable monthly in arrears as incurred. The Additional Demand Loan is subject to an undrawn aggregate standby fee of 0.20% following the first draw which is payable quarterly in arrears.  The Borrower will continue to make annual cash sweep payments to the Bank based on the Company’s audited financial statements. The cash sweep payments will be applied to outstanding amounts under the Existing Demand Loan and Additional Demand Loan.

Under the 2010 Loan Documents, the Borrower has agreed to pay to the order of the Bank any outstanding principal amounts under the Operating Demand Loan Facility plus interest at a rate of BMO U.S. Base Rate plus 1.30%.  Interest is payable monthly in arrears with any borrowing under the facility fluctuating widely with periodic clean-up, at a minimum on an annual basis.  The Borrower has also agreed to pay to the Bank a monthly monitoring fee of $500.  The Operating Demand Loan Facility is payable on demand at any time, at the sole discretion of the Bank, with or without cause.

All obligations under the Amended Facility are guaranteed by the Company pursuant to a Guaranty, dated July 25, 2007 (the “Guaranty”), executed by the Company in favor of the Bank, and are secured by a security interest in substantially all of the Company’s assets granted under the Security Agreement (the “Security Agreement”), dated July 25, 2007, executed by the Company in favor of the Bank. Each other Guarantor has similarly guaranteed and secured the Borrowers’ obligations and have entered into similar Guaranty and Security Agreements in favor of the Bank.

The Bank, at its sole option, with or without cause, may accelerate payment of any obligations under the 2010 Loan Documents and may terminate the Operating Demand Loan Facility at any time.  The Bank may refuse to honor any check or permit any transfer or withdrawal upon (i) any default by the Borrower under any agreement between the Borrower and the Bank; (ii) the death of any Guarantor or termination of any guaranty of amounts owed under the Amended Facility; (iii) the Operating Demand Loan Facility exceeding the $1,000,000 limit; or (iv) any demand made for payment of the Operating Demand Loan Facility.

Pursuant to the 2010 Loan Documents, the Borrower has agreed to comply with certain customary non-financial covenants regarding maintenance of insurance; payment of taxes; disposition of major assets; compliance with statutes and with environmental standards; reporting requirements; timely provision of notices of default; absence of material judgments; access to books and records; prohibition on assumption of additional debt or guarantee obligations by the Borrower, subject to certain exceptions for capital expenditures; and prohibition on the payment of dividends.

The 2010 Loan Documents, the Existing Demand Loan and the Additional Demand Loan require that Borrower comply with the following financial covenants: (i) Maximum Senior Funded Debt to EBITDA of 2.00:1; (ii) Maximum Total Funded Debt to EBITDA of 2.50:1; and (iii) Minimum Fixed Charge Coverage of 1.25:1.  Further, the Borrower’s Maximum Annual Capital Expenditures cannot exceed $3,600,000 per year, which such limit will be reviewed on an annual basis.

Under the 2010 Loan Documents the Borrower is prohibited from, among other things: (i) amalgamating, merging or reorganizing with any corporation; (ii) entering into a transaction that effects a change in control of the Borrower and /or a loan guarantor, subject to certain stated exceptions; (iii) selling, assigning or otherwise disposing of any fixed asset, machinery, equipment or immovable property subject to the Bank’s security interest; (iv) creating, assuming or permitting to exist any security interest or other encumbrances on any of its assets ranking prior to or pari passu with or after the assets secured under the Security Agreement, except for permitted encumbrances; and (v) incurring any new debt other than the Loan.

The foregoing summary of the Amended Facility, 2010 Loan Agreement, Offer Letter, 2007 Loan Agreement, Guaranty and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Operating Loan Agreement, Offer Letter, 2007 Loan Agreement, Guaranty and Security Agreement, which are included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders

The annual meeting of the Company’s shareholders was held on September 7, 2010 at the offices of the Company located at 96 Mowat Avenue, Toronto, Ontario, Canada. At that meeting the Company’s shareholders voted on the matters set forth below:

Election of Directors

The Company’s shareholders voted upon and elected the nine directors nominated in the Company’s proxy statement dated August 9, 2010, for a term of one year and until their successors are duly selected and qualified. The following table sets forth a summary of the voting results with respect to the election of directors:

Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
Stanley Stern	21,327,380	0	132,374	0
Eugene Fiume	21,320,380	0	139,374	0
Erez Gissin	21,324,180	0	135,574	0
Joichi Ito	21,323,380	0	136,374	0
Allen Karp	21,288,580	0	171,174	0
Lloyd Morrisett	21,306,577	0	153,177	0
Elliot Noss	21,365,777	0	93,977	0
Rawleigh H. Ralls	23,350,152	0	109,602	0
Jeffrey Schwartz	21,285,580	0	174,174	0

Amendment and Restatement of the Company’s 2006 Equity Compensation Plan

The Company’s shareholders voted upon and approved a proposal to amend and restate the Company’s 2006 Equity Compensation Plan (the “2006 Plan”).  The following table sets forth a summary of the voting results with respect to the amendment and restatement of the 2006 Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,784,995	629,733	45,026	20,235,695

Ratification of Appointment of Independent Auditors

The Company’s shareholders voted upon and ratified the appointment of KPMG LLP as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2010.  The following table sets forth a summary of the voting results with respect to the ratification of the appointment of the independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,304,520	238,369	152,560	0

Shares represented by “broker non-votes” are counted in determining whether a quorum is present, but are not counted toward a nominee’s total of affirmative votes in the election of directors and had no effect on the approval of the other proposals.  Withheld votes and votes to abstain are excluded entirely from the vote and had no effect on the outcome of any of the proposals.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Operating Loan Agreement, dated September 10, 2010, between Tucows.com Co. and the Bank of Montreal.

10.2	Offer Letter, dated August 30, 2010, between Tucows Inc. and the Bank of Montreal.

10.3

Loan Agreement, dated as of June 25, 2007, by and among Tucows.com Co., Tucows (Delaware) Inc., Tucows Inc., Mailbank Nova Scotia Co., Tucows Domain Holdings Co., Innerwise, Inc. and Bank of Montreal (incorporated herein by reference to Exhibit 10.1 to Tucows Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2007).

10.4

Guaranty, dated July 25, 2007, by Tucows Inc. in favor of the Bank of Montreal (incorporated herein by reference to Exhibit 10.2 to Tucows Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2007).

10.5

Security Agreement, dated July 25, 2007, by Tucows Inc. in favor of the Bank of Montreal (incorporated herein by reference to Exhibit 10.3 to Tucows Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

	By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: September 13, 2010

Exhibit Index

Exhibit No.	Description

10.1	Operating Loan Agreement, dated September 10, 2010, between Tucows.com Co. and the Bank of Montreal.

10.2	Offer Letter, dated August 30, 2010, between Tucows Inc. and the Bank of Montreal.

10.3

Loan Agreement, dated as of June 25, 2007, by and among Tucows.com Co., Tucows (Delaware) Inc., Tucows Inc., Mailbank Nova Scotia Co., Tucows Domain Holdings Co., Innerwise, Inc. and Bank of Montreal (incorporated herein by reference to Exhibit 10.1 to Tucows Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2007).

10.4

Guaranty, dated July 25, 2007, by Tucows Inc. in favor of the Bank of Montreal (incorporated herein by reference to Exhibit 10.2 to Tucows Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2007).

10.5

Security Agreement, dated July 25, 2007, by Tucows Inc. in favor of the Bank of Montreal (incorporated herein by reference to Exhibit 10.3 to Tucows Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2007).